UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Maurice S. Hebert will be joining WellCare Health Plans, Inc. (the “Company”) as Chief Accounting Officer.  Mr. Hebert’s employment is expected to commence on or about January 18, 2010.  In this role, Mr. Hebert will be the Company’s principal accounting officer.

Mr. Hebert, age 47, currently serves as Senior Vice President and Chief Financial Officer for Hythiam, Inc., a position he has held since November 2008.  From October 2006 through November 2008, Mr. Hebert served as Hythiam’s Vice President, Corporate Controller and Principal Accounting Officer.  Prior to joining Hythiam, Inc., Mr. Hebert was Corporate Controller and principal accounting officer at Health Net, Inc. a position he held from April 2005 to October 2006.  From October 2003 to April 2005, Mr. Hebert was with Safeco Corporation, where he ended his tenure as Safeco’s Senior Vice President, Controller and Principal Accounting Officer.

In connection with commencement of his employment, Mr. Hebert is expected to enter into with the Company a Severance Agreement and an Indemnification Agreement, each in the form previously disclosed by the Company, which forms are incorporated by reference in this Current Report on Form 8-K.

Mr. William S. White, the Company’s current Chief Accounting Officer, will be stepping down from this role upon commencement of Mr. Hebert’s employment.  Mr. White is expected to remain with the Company in another capacity to assist the Company with transition matters.

Item 9.01 Financial Statements and Exhibits.

 (d)   Exhibits.

		incorporated by reference
Exhibit Number	Description	Form	Filing Date with SEC	Exhibit Number
10.1	Form of Severance Agreement	10-Q	November 4, 2009	10.13
10.2	Form of 2009 Indemnification Agreement	8-K	May 14, 2009	10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2009	WELLCARE HEALTH PLANS, INC. /s/ Thomas L. Tran Thomas L. Tran Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

		incorporated by reference
Exhibit Number	Description	Form	Filing Date with SEC	Exhibit Number
10.1	Form of Severance Agreement	10-Q	November 4, 2009	10.13
10.2	Form of 2009 Indemnification Agreement	8-K	May 14, 2009	10.1